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                                                                    EXHIBIT 21.1

                LIST OF SUBSIDIARIES OF SPIEKER PROPERTIES, INC.

 1. Spieker Properties, L.P., a California limited partnership

 2. Spieker Washington Interest Partners, a California general partnership

 3. Fremont Bayside Associates, L.P., a California limited partnership

 4. Spieker Partners-Livermore Ltd., a California limited partnership

 5. Spieker Properties #172, Limited Partnership, a California limited partnership

 6. Spieker Properties #221 Partners, Limited Partnership, a California general partnership

 7. Spieker Properties #178, Limited Partnership, a California limited partnership

 8. Spieker Properties #166, Limited Partnership, a California limited partnership

 9. Spieker Properties #177, Limited Partnership, a California limited partnership

10. Spieker Properties #237 Partners, a California general partnership

11. Spieker Properties #122, Limited Partnership, a California limited partnership

12. Spieker Properties #219 Partners, a California general partnership

13. Spieker Properties #185, Limited Partnership, a California limited partnership

14. Spieker Properties #183, Limited Partnership, a California limited partnership

15. Spieker Properties #144, Limited Partnership, a Texas limited partnership

16. Spieker Properties #179, Limited Partnership, a California limited partnership

17. Spieker Properties #238 Partners, a California general partnership

18. Spieker Properties #154, Limited Partnership, a California limited partnership

19. Sand Hill Northwest Properties, LLC

20. San Mateo Office Limited, a California limited partnership